Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form F-4 of our report dated April 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in LATAM Airlines Group S.A.’s Annual Report on Form 20-F for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers

Santiago, Chile

July 21, 2016